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                                                                    EXHIBIT 99.2




    HARBINGER CORPORATION COMPLETES ACQUISITION OF PREMENOS TECHNOLOGY CORP.
                             AND NAMES NEW DIRECTORS

         Atlanta, GA - (December 19, 1997) - Harbinger Corporation (NASDAQ:HRBC), a leading provider of single-source Electronic Commerce and EDI solutions, today announced the completion of its acquisition of Premenos Technology Corp., the market leader for midrange EDI software and Internet-based EC solutions. The announcement marks Harbinger's sixth transaction this year and continues a series of related activities over the last several years to solidify its rank as the largest independent supplier of standards-based Electronic Commerce software and services.

         Shareholders of Premenos will receive 0.45 shares of Harbinger common stock for each share of Premenos common stock. Premenos options and warrants will be converted into Harbinger options and warrants, and adjusted in accordance with the conversion ratio. The transaction will be accounted for under the pooling-of-interests method of accounting, and the Company anticipates merger related charges totaling $25-$35 million between the fourth quarter 1997 and the first quarter 1998 associated with this and other transactions already announced in the quarter.

         In connection with completing the acquisition, Harbinger also announced that David Hildes, formerly Vice Chairman and a founder of Premenos, and John Lowenberg, Sr., formerly a Managing Director of The Robinson Humphrey Company, were appointed to the Harbinger Board of Directors, raising the total number of directors to eleven.

         C. Tycho Howle, Chairman of Harbinger expressed his enthusiasm for the merger. "The combination with Premenos strengthens us in several ways. It adds new leadership products to our portfolio, new vertical industries and new geographic markets, and perhaps most importantly, a strong team to support a great base of more than 7,000 existing Premenos customers. It moves us forward as the foremost 'one-stop shopping' provider of standards-based Electronic Commerce products and services worldwide."

         Harbinger Corporation is a world-leading, single-source provider of Electronic Commerce and EDI solutions serving the industry's largest software and network customer community. The Company is dedicated to providing comprehensive and scalable EC/EDI software and Value-Added Network services for computing platforms ranging from desktops to mainframes, and meeting emerging market needs for Internet and Web-based commerce solutions, including the first open-network technology for secure, auditable data transmission over the Internet. Harbinger is headquartered in Atlanta, Georgia and provides worldwide support to its customer community from multiple U.S. and overseas operations facilities. For additional information on this announcement and Harbinger's full line of products and services, please visit the World Wide Web at www.harbinger.com.

         This press release contains statements which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Harbinger Corporation and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include integration of recently acquired businesses and adverse developments with respect to the Company's domestic or foreign operations. Additional factors are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.5 to the Company's Current Report on Form 8-k dated and filed October 29, 1997. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.